SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  April 30, 2004

(Date of earliest event reported)

THE IMMUNE RESPONSE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-18006	33-0255679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5931 Darwin Court, Carlsbad, California 92008
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 431-7080

Item 5.    Other Events

On April 30, 2004, we issued a press release announcing that the Company has entered into agreements to sell, through a private placement, approximately 6,857,000 shares of common stock at $1.75 per share for approximately $12.0 million in gross proceeds.  Investors will also receive five-year warrants to purchase an aggregate of approximately 2,057,000 shares of common stock at $2.75 per share. Proceeds from the financing will be used to fund the Company’s ongoing clinical activities with REMUNE®, IR103 and NeuroVaxtm as well as for general corporate purposes.

Rodman & Renshaw, Inc. served as the exclusive placement agent for the transaction.  The offering was made to accredited investors only.  The majority of the new investment came from unaffiliated investors.  Among affiliated investors in the private placement is an affiliate of Cheshire Associates, an affiliate of one of our directors and principal stockholder, Mr. Kevin Kimberlin.

Item 7.    Financial Statements and Exhibits

Financial Statements

Not Applicable

Exhibits	Description

99.1	Press Release Dated April 30, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 3, 2004

THE IMMUNE RESPONSE CORPORATION

By	/s/ Michael K. Green
Michael K. Green
Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press Release Dated April 30, 2004